UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

Ra Resources Definitive Agreement

On October 6, 2010, Golden Phoenix Minerals, Inc. (the “Company”), entered into a definitive Acquisition Agreement (“Agreement”) between the Company, Ra Resources Ltd., a corporation incorporated under the laws of the Province of Ontario (“Ra”) and 2259299 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned subsidiary of the Company formed for the purpose of effecting the transactions contemplated by the Agreement (“Newco”).  Pursuant to the terms of the Agreement, the Company will acquire 100% of the outstanding securities of Ra (the “Acquisition”) by way of a “three-cornered amalgamation” in accordance with the Ontario Business Corporations Act (“OBCA”), in consideration for the issuance to the shareholders of Ra of such number of shares of Company common stock (the “GPXM Shares”) as determined by an exchange ratio of 3.5 GPXM Shares for every 1 share of Ra common stock outstanding.  As of the date of the Agreement, there were 5,925,000 shares of Ra common stock issued and outstanding.  In no event will the GPXM Shares issued in consideration for the Acquisition exceed 45,722,880.  Currently, Ra owns a 100% interest in four principal gold and base metal properties within the Shining Tree mining district of northeastern Ontario.

Upon the Closing (as defined below) of the Agreement, the Acquisition shall occur via the amalgamation, or merger, of Ra and Newco, which shall form one new corporation under the provisions of the OBCA, referred to as “Amalco.”  All of the properties, assets, rights, privileges and franchises of each of Ra and Newco will continue to be the properties, assets, rights, privileges and franchises of Amalco, and Amalco will similarly succeed to any liabilities thereof.  Amalco will then be a wholly-owned subsidiary of the Company.  Among other conditions, the closing of the Acquisition will be conditioned upon the receipt of approval of the shareholders of Ra in accordance with the OCBA, as well as any necessary corporate approvals of both parties, certification of the accuracy of representations and warranties of the parties, any necessary regulatory approvals and certain other customary closing conditions (the “Closing”).  The Closing is to occur no later than November 30, 2010 (the “Outside Date”).  The Agreement may be terminated prior to the Closing upon the mutual written consent of the parties, based on a misrepresentation, breach or non-performance by the breaching party of any representation, warranty or covenant that could reasonably be expected to have a material adverse effect on the terminating party, by either party for the other’s failure to satisfy the necessary conditions to Closing, or if the Closing has not occurred by the Outside Date.  Although the parties anticipate Closing within the specified timeframe, there can be no assurance that the Closing will occur.

Salwell International Binding MOU; Peru Properties

On October 4, 2010, the Company entered into a binding Memorandum of Understanding (“MOU”) with Salwell International (“Salwell”), whereby the parties agreed to enter into definitive agreements within the next five (5) business days for the purpose of forming a strategic alliance (“Alliance”) in order to develop certain defined properties as well as to identify, acquire and develop additional mining opportunities in the future within Central and South America.  In particular, the parties agreed upon certain terms and conditions by which the Company may potentially acquire an 80% profits interest in five (5) mining properties in Peru, including the Porvenir molybdenum stockpile, the Porvenir molybdenum exploration property (collectively, the "Porvenir Properties”), the Alicia gold exploration area near and abutting Porvenir and two large gold exploration plays in the Pataz District, Group of the Eight and the Tornitos (collectively, the “Gold Properties”) (the Porvenir Properties and Gold Properties are collectively referred to herein as the “Peru Properties”). The Peru Properties total approximately 6200 hectares of prospective exploration ground, or approximately 25 square miles.

As of the date of this filing, the Company has expended four hundred thousand dollars ($400,000), agreed by the parties to be allocated as follows:  (a) $100,000 as a non-refundable purchase of a 45-day option related to the Porvenir Properties; and (b) $300,000 as a non-refundable deposit to be applied to the acquisition cost of the Gold Properties.  Definitive agreements are expected to include, among other terms, that in exchange for an 80% profits interest in the Porvenir Properties, the Company will make payments to Salwell (in addition to the $100,000 previously expended), of $50,000 per month for 12 months commencing on the first of the month following the signing of the definitive agreement, and $25,000 a month for an additional six months, plus the issuance to Salwell of such number of shares of Company common stock equal to $500,000 priced at the 10-day trailing average volume weighted average price beginning from the closing price on the date of the MOU.  It is contemplated that upon completion of the Company’s payment obligations in consideration for its 80% profits interest, Salwell shall retain a 20% profits interest in the Porvenir Property.  The parties agreed to enter into definitive agreements with respect to the Porvenir Property within 30 days of the date of the MOU.

Further, with respect to the Gold Properties, in addition to the $300,000 previously expended to be applied to the acquisition of an 80% profits interest in the Gold Properties, the definitive agreement is intended to require an additional investment by the Company of $500,000 in exploration and development expenditures related to such properties within a 12 to 18 month period.

The parties contemplate that in furtherance of the Alliance, the Company will be responsible for financing, management, distribution of profits, formation and maintenance of operating reserves, and accounting on all such properties acquired, while Salwell will be responsible for identifying and delivering viable opportunities within Central and South America to the Company, facilitating operations as reasonably requested and handling any necessary permitting or documentation related to potential property acquisitions.  It is also anticipated that the Company will govern the operations of projects under the Alliance and will have the right to encumber any properties in order to finance their development, along with the right to withdraw from a particular project, with such right then reverting to Salwell.  The parties contemplate that definitive agreements will provide for the ability of the Company to purchase Salwell’s retained 20% interest in a property obtained pursuant to the Alliance for cash and/or shares of the Company’s common stock, for Salwell’s pro-rata share of a net profits value as determined by a qualified feasibility study.  Although the parties anticipate entering into definitive agreements in the near future, there can be no assurance that the Alliance will succeed or that the proposed property acquisitions will be consummated.

Consulting Agreement

On October 4, 2010, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Thomas Klein, whereby Mr. Klein is to provide services to the Company in his role as Chief Executive Officer (“CEO”) of the Company.  Mr. Klein was appointed as the Company’s CEO effective as of February 1, 2010, as previously disclosed in the Company’ s Current Report on Form 8-K, filed with the SEC on January 29, 2010.

As compensation for providing such consulting services in his capacity as CEO, the Company has agreed to pay Mr. Klein $165,000 per year as well as provide a $96,250 bonus upon signing the Consulting Agreement.  Mr. Klein’s compensation will be reviewed annually by the Company’s Compensation Committee, or by the full Board of Directors serving in such capacity.  The Consulting Agreement has a 2-year term with automatic 1-year renewal periods unless earlier terminated upon notice or for cause as provided in the Consulting Agreement, and allows for Mr. Klein to participate in certain Company incentive and benefit plans.

Amendments to Compensation Arrangements

On October 4, 2010, as approved by the Company’s Board of Directors (the “Board”), the Company and Robert Martin, the Company’s current President and Chairman of the Board, agreed to an amendment of Mr. Martin’s current compensation arrangement currently in effect, as set forth in that certain Employment Agreement between Mr. Martin and the Company dated March 8, 2006, as amended and supplemented by that certain Supplemental Compensation Agreement dated May 18, 2009 and that certain Debt Settlement Agreement dated April 2, 2010 (collectively, the “Martin Compensation Arrangement”).  In consideration of $47,177.40 in deferred salary owed to Mr. Martin pursuant to the Martin Compensation Arrangement, the Company issued 786,290 shares of the Company’s common stock to Mr. Martin at a price equal to $0.06 per share - the closing price of a share of the Company’s common stock on October 1, 2010, as quoted on the OTCBB.

Further, on October 4, 2010, as approved by the Company’s Board, the Company and Thomas Klein, the Company’s current Chief Executive Officer, agreed to an amendment of Mr. Klein’s current compensation arrangement currently in effect, as set forth in that certain Consulting Agreement between the Company and Mr. Klein dated January 16, 2009, as amended (the “Klein Compensation Agreement”).  In consideration of $53,227.08 in deferred salary owed to Mr. Klein pursuant to the Klein Compensation Agreement, the Company issued 887,118 shares of the Company’s common stock to Mr. Klein at a price equal to $0.06 per share - the closing price of a share of the Company’s common stock on October 1, 2010, as quoted by the OTCBB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   October 8, 2010                                                      By:  /s/ Thomas Klein
Thomas Klein
Chief Executive Officer